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                                                                  Exhibit (a)(5)

                              QUANTUM CORPORATION
              QUANTUM CORPORATION SUPPLEMENTAL STOCK OPTION PLAN

          FORM OF ELECTION TO TRANSFER EMPLOYER'S SECONDARY CLASS 1
          ---------------------------------------------------------
                         NATIONAL INSURANCE LIABILITY
                         ----------------------------


WHEREAS, Quantum Corporation at 501 Sycamore Drive, Milpitas, California, U.S.A. 95035 ("the Grantor") has granted an option to [name of Option Holder] ("the Option Holder") in accordance with the terms of an option dated [insert date] ("the Option") pursuant to the Quantum Corporation Supplemental Stock Option Plan ("the Plan"):


1. The Option Holder acknowledges that he will be liable to pay employee's primary Class 1 National Insurance Contributions ("the Primary Contributions") on the exercise or assignment or release or cancellation of the Option, pursuant to section 4(4)(a) of the Social Security Contributions and Benefits Act 1992. The Primary Contributions will be payable (i) on the exercise of the Option, on the difference between the actual exercise price paid and the amount of the consideration (if any) given for the Option and the market value of the shares to which the exercise relates; or (ii) on the assignment or release or cancellation of the Option, on the difference between the amount of the consideration (if any) given for the Option and the amount or value of the consideration received in respect of the assignment or release or cancellation. The Option Holder acknowledges that this Form of Election relates to the gain on which he is liable to pay such Primary Contributions.

2. The Option Holder in consideration of the grant of the Option and [insert name of U.K. subsidiary] ("the Employer") hereby elect that the entire liability of the Employer to pay secondary Class 1 National Insurance Contributions on the exercise or assignment or release or cancellation of the Option ("the Secondary Contributions") is hereby transferred to the Option Holder. The Secondary Contributions will also be payable (i) on the exercise of the Option, on the difference between the actual exercise price paid and the amount of the consideration (if any) given for the Option and the market value of the shares to which the exercise relates; or (ii) on the assignment or release or cancellation of the Option, on the difference between the amount of the consideration (if any) given for the Option and the amount or value of the consideration received in respect of the assignment or release or cancellation. The purpose of this Form of Election is to transfer the Employer's liability for the Secondary Contributions to the Option Holder

3. The Option Holder hereby authorises the Employer to collect the Secondary Contributions from the Option Holder within 30 days after the exercise or assignment or release or cancellation of the Option or, if earlier, within 14 days after the end of the tax month during which the exercise or assignment or release or cancellation takes place:

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          (i)    by deduction from salary or any other payment payable to the
                 Option Holder at any time on or after the date of exercise or assignment or release or cancellation of the Option, or

          (ii)   directly from the Option Holder by payment in cleared funds, or

          (iii) by arranging for the sale of some of the shares which the Option Holder is entitled to receive on the exercise of the Option.

     The Grantor has reserved the right under the Option to withhold the transfer of any shares unless payment is received within the requisite period.

4. The Option Holder and the Employer agree to be bound by the terms of this Form of Election. The Option Holder and the Employer agree that the terms of this Form of Election will apply regardless of whether the Option Holder is abroad or not employed on the date on which the liability to Secondary Contributions becomes due.

5. This Form of Election will continue in effect until such time (if ever) as both the Option Holder and the Employer agree that it should cease to have effect or, if earlier, until the date the Inland Revenue may withdraw approval of this Form of Election. This Form of Election will cease to have effect after due payment of the Secondary Contributions in respect of the exercise or assignment or release or cancellation of the Option or earlier on notice being given by the Employer to the Option Holder.

6. The Employer agrees to remit the Secondary Contributions to the Inland Revenue on behalf of the Option Holder within 14 days after the end of the tax month during which the exercise or assignment or release or cancellation of the Option takes place.

Signed by [name of Option Holder]
The Option Holder _____________________


Signed on behalf of [insert name of U.K. subsidiary]
The Employer _____________________

Date: ____________________________

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